Exhibit 99.J

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the caption “Independent Registered Public Accountants” in this Post-Effective Amendment No. 35 to ProFunds’ Registration Statement on Form N-1A filed under the Securities Act of 1933 (File No. 333-28339).

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Columbus, Ohio

February 4, 2005